UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2009

VITESSE SEMICONDUCTOR CORPORATION

(Exact name of issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-31614	77-0138960
(Commission File Number)	(IRS Employer Identification No.)

741 Calle Plano

Camarillo, California 93012

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (805) 388-3700

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 30, 2009, Vitesse Semiconductor Corporation (the “Company”) entered into a Sale and Purchase Agreement (the “Agreement”) and consummated the sale, assignment and transfer of certain patents (the “Vitesse Patents”) from its intellectual property portfolio for consideration of $8.25 million with such payment due by July 15, 2009.  The Vitesse Patents relate to the Company’s non-core business, specifically its network processing products.

The Agreement provides that the Company shall retain a non-exclusive, revocable, non-assignable, non-divisible, worldwide, fully-paid-up, royalty-free, perpetual right and license to the Vitesse Patents for the full life of such Vitesse Patents.  In the event the Company is dissolved, liquidated, acquired by, merged into, or sells substantially all of its stocks and/or assets to another entity, this license shall be limited to products of the Company at the time of said dissolution, liquidation, acquisition, merger, or sale, excluding future versions or successors that include major functional enhancements.  The Agreement also contains other customary representations, warranties, and affirmative and negative covenants for agreements of this type.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 6, 2009

VITESSE SEMICONDUCTOR CORPORATION

	By:	/s/ Michael B. Green
Michael B. Green
Vice President, General Counsel and Secretary